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              PARTNERSHIP INTEREST PURCHASE AGREEMENT
                            (EMERITUS)
This Partnership Interest Purchase Agreement (the "Agreement") is dated June 4th, 1998 and is entered into between EMERITUS REAL ESTATE LLC IV, a Washington limited liability company ("Seller") and COLUMBIA PACIFIC MASTER FUND 98 GENERAL PARTNERSHIP, a Washington general partnership, or assigns ("Buyer"). Seller wishes to sell, and Buyer wishes to purchase, the Interest, as defined below, upon the following terms and conditions.

1. THE INTEREST. The interest to be purchased by Buyer shall consist of a thirty percent (30%) general partnership interest, including the interest in profits, losses, cash distributions and capital represented thereby (the "Interest"), in COOPER GEORGE PARTNERS LIMITED PARTNERSHIP, a Washington limited partnership
(the "Partnership"), the terms and conditions of which are set forth in that certain Agreement of Cooper George Partners Limited Partnership dated August 7, I995 (the "Partnership Agreement").
2. CLOSING. "Closing" shall mean the date on which the parties fully execute and deliver to one another counterparts of the Assignment and Assumption of Partnership Interest attached hereto as Exhibit A, but in no event later than June 30,1998.
3. PURCHASE PRICE. The purchase price to be paid to Seller by
Buyer for purchase of the Interest (the "Purchase Price") shall be a total of One Million Ten Thousand Dollars ($1,010,000) and shall be paid all cash at Closing.:
4. SELLER'S WARRANTIES AND REPRESENTATIONS.
(a) TITLE TO THE INTEREST. Buyer shall order, at Seller's expense, a UCC search with respect to Seller's ownership of the Interest. Seller warrants and represents to Buyer that Seller is the sole owner of the Interest, free of all liens, encumbrances or claims, and that Seller has full authority to sell the Interest to Buyer hereunder without having to obtain the consent of any other party.
(b) PARTNERSHIP AGREEMENT. To Seller's knowledge, the Partnership Agreement has not been modified or amended in any respect.
5. COSTS TO BUYER AND SELLER.
(a) Seller shall pay (i) costs of obtaining the UCC search described in Section 4 above; (ii) one-half (1/2) of any escrow fees; (iii) one-half (1/2) of any real or personal transfer taxes arising as a result of this transaction; and (iv) costs of
Seller's counsel.
(b) Buyer shall pay (i) one-half (1/2) of any escrow fees; (ii) one-half (1/2) of any real or personal transfer taxes arising as a result of this transaction; and (iii) the costs of Buyer's counsel.
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6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. Buyer's obligation to perform under this Agreement is subject to and contingent upon Buyer's confirmation that Seller holds the Interest free of liens, encumbrances or claims and that Seller has full authority to sell the Interest.
7. PRORATIONS. No prorations will be made at Closing.
8. DEFAULT. In the event Buyer defaults hereunder, Seller's sole remedy shall be to recover as damages its actual out of pocket expenses incurred in connection with this transaction. In the event of Seller's breach, Buyer shall be entitled to any remedies at law or in equity, including without limitation the ability to specifically enforce this Agreement, or in the alternative may elect to collect from Seller a breakup fee on One Hundred Thousand Dollars ($100,000) in cash.
9. WAIVER AND RELEASE. Seller and Buyer acknowledge that each of them is familiar with the Partnership, its operations and the property owned and operated by the Partnership, and that neither is relying on any representation or warranty of the other, except as expressly set forth in this Agreement, as to the value of the Interest or the ongoing value or prospects of the Partnership or its operations. Accordingly, each of Seller and Buyer hereby waives and releases each other from all claims or actions related to the Interest, the Partnership, or the ongoing operations ofthe Partnership.
10. MISCELLANEOUS.
(a) All notices, consents and approvals required by this Agreement shall be either: (i) personally delivered; (ii) placed in the United States mail, properly addressed and with full first-class postage prepaid, certified mail with a return receipt; (iii) sent via nationally recognized overnight courier; or (iv) sent via telecopy with a hard copy sent via overnight courier. Said notices, consents and approvals shall be deemed received on the earlier of the date actually received or forty-eight (48) hours after being sent as aforesaid.
Said notices, consents and approvals shall be sent to the parties hereto at the following address, unless otherwise notified in writing:
To: Seller:    Emeritus Real Estate LLC IV.
               3131 Elliott Avenue, Suite 500
               Seattle, Washington 98121
               Attention: Jean Fukuda
               Fax No.: (206) 301-4545
With Copy to:  Foster Pepper & Shefelman
               1111 Third Avenue, Suite 3400
               Seattle, Washington 98101
               Attention: Michael D. Kuntz
               Fax No.: (206) 447-9700
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To Buyer:      Columbia-Pacific Group, Inc.
               3131 Elliott Avenue, Suite 500
               Seattle, Washington 98121
               Attention: Keith James
               Fax No.: (206) 301-4545
With Copy to:  Whalen, Firestone, Landsman, Fleming & Dixon LLP
               1191 Second Avenue, Suite 215 0
               Seattle, Washington 98101
               Attention: Thomas E. Dixon
               Fax No.: (206) 624-7903
(b) ATTORNEY FEES. In the event that either party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, or for an alleged breach or default of, or any other action arising out of this Agreement or the transactions contemplated hereby, the prevailing party in any such action shall be entitled to an award of reasonable attorneys' fees and any court costs incurred in such action or proceeding, in addition to any other damages or relief awarded, regardless of whether such action proceeds to final judgment.
(c) ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, together with any Exhibits referred to herein, constitute the final and complete expression between the parties hereto and supersedes any and all prior arrangements or understandings between the Parties. This Agreement can be amended only by a writing signed by Buyer and Seller.
(d) EXHIBITS. All exhibits attached hereto are hereby incorporated by reference and made a part hereof.
(e) TIME IS OF THE ESSENCE. Time is of the essence in connection with each and every provision of this Agreement.
(f) CHOICE OF LAW. This Agreement and each and every related document is to be governed by, and construed in accordance with, the laws of the state of Washington.
(g) SUCCESSORS. Except as otherwise provided herein, the provisions and covenants contained herein shall inure to and be binding upon the heirs, successors and assigns of the parties hereto. However, Seller shall have no right to assign any of its rights, privileges, duties or obligations under this Agreement or to convey or transfer the Interest prior to Closing, without the prior written consent of Buyer. Buyer shall be entitled to assign Buyer's interest under this Agreement.
(h) SECTION HEADINGS. The headings of the Sections of this Agreement are inserted solely for convenience of reference and are not intended to govern, limit or aid in the construction of any term or provision hereof.
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(i) WAIVER. No claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. A receipt by Seller of any payment due hereunder, with knowledge of any breach of this Agreement, shall not be deemed a waiver of such breach. The party for whose benefit a condition is herein inserted shall have the unilateral right to waive such condition.
(k) FURTHER ACTIONS. Buyer and Seller agree to execute such further documents, and take such further actions, as may be reasonably required to carry out the provisions of this Agreement, or any agreement or document relating hereto or entered into in connection herewith.
IN WITNESS WHEREOF, the undersigned have executed this document as of the day and year first hereinabove written.

SELLER:        EMERITUS REAL ESTATE LLC IV,
               a Washington limited liability company
               By:
               Its
BUYER: Columbia Pacific Master Fund 98 General Partnership, a Washington general partnership
By: Columbia Pacific Growth Fund 98 Limited Partnership, a Washington limited partnership, its partner
               By: B.F. Limited Partnership, a Washington limited partnership, its general partner
               By: Columbia Pacific Group, Inc., a Washington corporation, its general partner
By:            /s/:  Daniel R. Baty
               Daniel R. Baty, President
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                             EXHIBIT A
                ASSIGNMENT AND ASSUMPTION AGREEMENT
            COOPER GEORGE PARTNERS LIMITED PARTNERSHIP
This Assignment and Assumption Agreement is by and between EMERITUS REAL ESTATE LLC IV, a Washington limited liability company ("Assignor") and COLUMBIA-PACIFIC GROUP, INC., a Washington corporation. ("Assignee"). Assignor wishes to assign to Assignee a thirty percent (30%) general partnership interest, including the interest in profits, losses, cash distributions, and capital represented thereby (the "Interest") in COOPER GEORGE PARTNERS LIMITED PARTNERSHIP, a Washington limited partnership (the "Partnership"), the terms and conditions of which are set forth in that certain Agreement of Cooper George Partners Limited Partnership dated August 7,1995 (the "Partnership Agreement"). Accordingly, Assignor hereby sets over, assigns, and transfers unto Assignee the Interest, upon all the terms and conditions of the Partnership Agreement, and Assignee hereby accepts and agrees to assume the Interest, upon the terms and conditions of the Partnership Agreement.
Assignor represents that: (a) it is sole the owner and holder of the Interest, (b) the Interest is free and clear of all liens and encumbrances, and (c) all consents and approvals, if any, necessary to permit this Assignment have been obtained by Assignor.
Dated as of the ___ day of June, 1998.

ASSIGNOR:      EMERITUS REAL ESTATE LLC IV,
               a Washington limited liability company
By:            /s/:  Kelly J. Price
Its:           Chief Financial Officer

ASSIGNEE:      Columbia Pacific Master Fund 98 General
               Partnership, a Washington general partnership
By:            Columbia Pacific Growth Fund 98 Limited
               Partnership, a Washington limited partnership, its
               partner
By:            B.F. Limited Partnership, a Washington limited
               partnership, its general partner
By:            Columbia Pacific Group, Inc., a Washington
               corporation, its general partner
By:            /s/:  Daniel R. Baty
               Daniel R. Baty, President
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